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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date if earliest event reported): April 19, 1999

                         Commission file number 0-18560

                           The Savannah Bancorp, Inc.

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              (Exact name of registrant as specified in its charter)

                     Georgia                         58-1861820
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          (State or other jurisdiction of           (IRS Employer
           incorporation or organization)         identification No.)


                       25 Bull Street, Savannah, GA 31401
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               (Address of principal executive offices) (Zip Code)

                                  912-651-8200
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              (Registrant's telephone number, including area code)

                                 Not Applicable
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          (Former Name or Former Address, If Changed Since Last Report)

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Item 4.   Change in Registrant's Certifying Accountant.

(a)  Previous independent accountants

     (i) Effective April 19, 1999 The Savannah Bancorp, Inc. ("TSB, Inc.") dismissed its prior certifying accountants, Arthur Andersen LLP ("AA LLP"). AA LLP audited the consolidated financial statements for the years ending December 31, 1996 through December 31, 1998. Unqualified opinions were issued in each of those years. The decision to dismiss A A LLP was approved by the Audit Committee and the full board of directors.

     (ii) During the two most recent fiscal years and the subsequent interim period to the date hereof, there were no disagreements between TSB, Inc. and AA LLP on any matters of accounting principles, practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of AA LLP would have caused them to make a reference thereto in their report on the financial statements for such years.

     (iii) None of the "reportable events" described in Regulation S-K Item 304
           (a)(1)(v) occurred with respect to TSB, Inc. within the last two fiscal years and subsequent interim period to the date hereof.

(b) New independent accountants

A competitive proposal was received from BDO Siedman LLP, ("BDO") which has significant publicly-traded, community banking expertise. Effective April 19, 1999, TSB Inc.'s Board of Directors engaged the services of BDO as its independent accountants. During the last two years and subsequent interim period to the date hereof, TSB, Inc. did not consult BDO regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

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                                  SIGNATURES

IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

THE SAVANNAH BANCORP, INC.  (Registrant)

By:  /s/ ROBERT B. BRISCOE
                                             Date: April 23, 1999
         Robert B. Briscoe
         Chief Financial Officer


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